UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2011

Norcraft Holdings, L.P.

Norcraft Companies, L.P.

(Exact name of registrants as specified in their charters)

Delaware	333-119696	75-3132727
Delaware	333-114924	36-4231718
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3020 Denmark Avenue, Suite 100

Eagan, MN 55121

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (800) 297-0661

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 19, 2011, Norcraft Holdings, L.P. (“Holdings”) issued a press release announcing that it has commenced a cash tender offer for any and all of its and Norcraft Capital Corp.’s outstanding 9 3/4% Senior Discount Notes due 2012 (the “Notes”). Concurrently with the tender offer, Holdings is also soliciting consents from holders of Notes to certain proposed amendments to the indenture governing the Notes. The proposed amendments to the indenture would eliminate substantially all of the restrictive covenants contained in the indenture and the Notes (other than, among other covenants, the covenant to pay interest and premium, if any, on, and principal of, the Notes when due) and certain events of default, and modify or eliminate certain other provisions contained in the indenture and the Notes.

The press release is attached hereto as Exhibit 99.1 hereto and is hereby incorporated by reference in this Item 8.01 of this current report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2011
	By:	/s/ LEIGH GINTER
Leigh Ginter
Chief Financial Officer